EX-99.B(h)gsappnav
INSTITUTIONAL PURCHASE APPLICATION
 INSTRUCTIONS
Fill in where applicable
You can open an account by submitting an application and check/wire to Waddell & Reed, Inc. P.O. Box 29217, Shawnee Mission, KS 66201-9217.
 Date
 Account Registration
 FULL ADDRESS
Please fill in completely, including telephone number.
 Name_______________________________________________________________________
 Tax I.D. No._______________________________________________________________
 Number and Street__________________________________________________________
 City State Zip Code________________________________________________________
 Telephone__________________________________________________________________
 Citizen of: ( ) U.S. ( ) Other (specify)___________________________________
 INITIAL INVESTMENT(S):
Please establish an account(s) as follows:
Account No. Assigned_______________________________________________________
 FUND(S) TO BE PURCHASED
(SEE REVERSE SIDE FOR FUND NAMES)
                                                       Dividends and capital
                                                        Gains to be paid:*
                                                      Reinvested in   Paid in
                                             Amount       Shares       Cash
________________________________________   $__________      ()          ()
________________________________________   $__________      ()          ()
________________________________________   $__________      ()          ()
________________________________________   $__________      ()          ()
                               Total amount $__________  *If no election is
                                                         Checked, all
                                                         payments will be
                                                         reinvested.

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 EXPEDITED
REDEMPTION
SERVICE
 I (We) hereby authorize Waddell & Reed Services Co. to act upon instructions received by telephone to have amounts withdrawn from my organization's account(s) in the Portfolio(s) and wired or mailed to the bank account designated below.
 I (We) hereby ratify any such instructions and agree that the Fund(s), Waddell & Reed, Inc. or Waddell & Reed Services, Co. will not be liable for any loss, liability, cost or expense for acting upon such instructions in accordance with the procedures set forth in the prospectus.
 Note: The indicated bank must be a member of the Federal Reserve System.
 Name of Bank______________________________Bank A.B.A. No. _________________
Number and Street_________________________ ________________________________
 City State Zip Code_______________________ ________________________________
 Account Name______________________________Account No. _____________________
 AUTHORIZED
SIGNATURE(S)
 Complete Corporate Resolution on reverse side.
 Under penalties of perjury, I (we) certify that the number shown on this application is the correct Tax Identification Number of my organization and that the organization is not subject to backup withholding either because it has not been notified that it is subject to backup withholding as a result of a failure to report all interest, dividends or capital gains, or the Internal Revenue Service has notified it that it is no longer subject to backup withholding. The undersigned certifies that I (we) have full authority and legal capacity to purchase shares of the Fund and affirm that I (we) have received a current prospectus and agree to be bound by its terms.
 1._________________________________________________________________________
   Authorized Signature
   Title
 2._________________________________________________________________________
   Authorized Signature
   Title
 3._________________________________________________________________________
   Authorized Signature
   Title
 4._________________________________________________________________________
   Authorized Signature
   Title

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 Corporate Resolution
 IT WILL BE NECESSARY FOR YOU TO PROVIDE A CERTIFIED COPY OF A CORPORATE RESOLUTION OR OTHER CERTIFICATE OF AUTHORITY TO AUTHORIZE WITHDRAWALS. THE SAMPLES BELOW MAY BE USED FOR THIS PURPOSE OR YOU MAY USE YOUR OWN. IT IS UNDERSTOOD THAT THE FUND(S) WADDELL & REED, INC. ITS AFFILIATES AND ITS CUSTODIAN BANK, MAY RELY UPON THESE AUTHORIZATIONS UNTIL REVOKED OR AMENDED BY WRITTEN NOTICE DELIVERED TO THE FUND(S) BY REGISTERED MAIL.
 CERTIFIED COPY OF RESOLUTION (Corporation or Association)
 The undersigned hereby certifies and affirms that he/she is duly elected (title) _____________________________________________________________ of
 (corporate name) ______________________________________________________
 a corporation organized under the laws of (the State of)
_________________________
and that the following is a true and correct copy of a resolution adopted by the corporation's Board of Directors at a meeting duly called and held on
 (date) _______________________________.
 RESOLVED, that any (enter number required  to act) of corporation's following identified officers (enter titles only)____________________________ are authorized to execute investment applications with the Waddell & Reed Fund Families and any Fund investment accounts in the name of the corporation; to invest such funds of the corporation in shares issued by Waddell & Reed Fund Families ("Funds Shares"), as they deem appropriate; and to issue instructions (including the execution of money fund drafts, if applicable) pertaining to the redemption, exchange or transfer of Fund Shares.
 FURTHER RESOLVED, that Waddell & Reed Inc., Waddell & Reed Services, Co., and the Waddell & Reed Fund Families shall be held harmless and fully protected in relying from time to time upon any certifications by the secretary or any assistant secretary of the corporation as to the name of the individuals occupying the above identified officers, and in acting in reliance upon the foregoing resolutions, until actual receipt by them a certified copy of resolution of the Board of Directors of the corporation modifying or revoking any or all such resolutions.
 The undersigned further certifies that the following individuals hold the title designated. (Attach additional list if necessary.)
 ___________________________________________________________________________
     Name/Title (please print or type)
 X__________________________________________________________________________
    (Signature)
     CORPORATE SEAL (Date) X
     Corporate Name
     Certified from Minutes__________________________________________________
                            Name and Title
 CONFIDENTIAL DATA (Must be completed on New Accounts/New Products)
 1. Gross Income: $_______________________________________________________
 2. Total Investment Assets: $____________________________________________
 3. Other Assets: $_______________________________________________________
 4. Net Worth: $__________________________________________________________
 5. Investment Objectives (mark all that apply)
   () Growth () Income () Reserves
   () Other needs/goals (specify in Special Remarks)
 6. Special Remarks/Considerations:
 _________________________________________________________________________
 _________________________________________________________________________
 _________________________________________________________________________
 INITIAL INVESTMENT INSTRUCTIONS
 HOW TO INVEST
 By Mail
_ Complete Purchase Application
_ Make check payable to Waddell & Reed, Inc.
_ Mail application and check to:
   Waddell & Reed Services Co.
   P.O. Box 29217
   Shawnee Mission, KS 66201-9217
 By Federal Funds Wire
_ Instruct bank to transmit investment by Federal funds wire to:
   UMB Bank
   Kansas City, Missouri
   ABA Number: 101000695
   W&R Underwriter Account
   #9800007978
    FBO____________________________________
    Fund Acct #____________________________
 W&R Funds Y Shares
711 - Total Return
712 - Small Cap Growth
713 - Limited-Term Bond
714 - Municipal Bond
715 - International Growth
716 - Asset Strategy
718 - Science & Technology
719 - High Income
767 - Large Cap Growth
768 - Mid Cap Growth
769 - Tax-Managed Equity
 Waddell & Reed Advisors Funds Y Shares
735 n Income
736 - Science & Technology
737 n Accumulative
738 - Bond
739 - International Growth
745 - Continental Income
746 - High Income
747 - Vanguard
748 - New Concepts
749 - High Income II
771 - Tax-Managed Equity
777 - Small Cap
783 - Retirement Shares
785 - Asset Strategy
754 - Government Securities
761 - Municipal Bond
763 - Municipal High Income

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